Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED LICENSE AGREEMENT

by and between

MEDERIS DIABETES, LLC

and

SPITFIRE PHARMA, INC.

`

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (this “Agreement”) is entered into effective as of July 12, 2019 (the “Effective Date”), by and between Mederis Diabetes, LLC, a limited liability company organized under the laws of Delaware and having a principal place of business at 7515 Guinevere Drive, Sugar Land, TX 77479 (“Mederis”), and Spitfire Pharma, Inc., a Delaware corporation having a principal place of business at 400 Oyster Point, Suite 202, South San Francisco, California 94080 (“Spitfire”). Mederis and Spitfire are each sometimes referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Mederis is the owner or licensee of certain intellectual property rights relating to peptide therapeutics and has the exclusive right to grant licenses under that intellectual property;

WHEREAS, Mederis desires to have the intellectual property developed and commercialized and is willing to grant a license thereunder;

WHEREAS, Spitfire desires to obtain a license under the intellectual property upon the terms and conditions hereinafter set forth;

WHEREAS, Mederis and Spitfire entered into that certain License Agreement (the “Original License Agreement”) effective as of December 27, 2012 (the “Original Effective Date”), pursuant to which Mederis granted to Spitfire a license under certain patents and know-how to develop and commercialize (GLP1-Glucagon)/Oxyntomodulin therapeutics;

WHEREAS, simultaneous with the execution of the Original License Agreement, the Parties entered into certain arrangements for Mederis to become an investor in Spitfire upon the terms and conditions set forth in certain financing agreements, which included a common Stock Purchase Agreement and a Series A Preferred Stock Purchase Agreement;

WHEREAS, simultaneous with the execution of this Agreement, the Parties are entering into an Intellectual Property Assignment Agreement (“Assignment Agreement”), dated as of the date hereof, whereby Spitfire is transferring certain intellectual property to Mederis and such assigned intellectual property is being licensed to Spitfire by Mederis pursuant to this Agreement; and

WHEREAS, Spitfire and Mederis now desire to amend and restate the Original License Agreement in its entirety to reflect the agreements of the Parties to be effective as of the Effective Date, all on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that the Original License Agreement is amended and restated in its entirety as follows:

Article 1
DEFINITIONS

Section 1.1"Acquirer" means, collectively, with respect to the acquisition of Mederis by a Third Party, a Third Party referenced in the definition of Change of Control and such Third Party's Affiliates, other than Mederis and Mederis’s Affiliates (determined as of immediately prior to the closing of such Change of Control).

Section 1.2“Affiliate(s)” shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under the common control with a Party. For the purpose of this Section 1.2, “control” shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

Section 1.3“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger by and among Altimmune, Inc., a Delaware corporation (“Parent”), Springfield Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, Springfield Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent, and Spitfire.

Section 1.4"Change of Control" means, with respect to [***].

Section 1.5 “Confidential Information” shall mean, subject to the provisions of Article 7 hereof, (i) any proprietary or confidential information material in tangible form disclosed hereunder that is marked as “Confidential” at the time it is delivered to the receiving Party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within [***] days by the disclosing Party. The Parties acknowledge and agree that the Licensed Know-How and the Patent Rights (each as defined below) shall be deemed to be Confidential Information of each Party.

Section 1.6“Control” or “Controlled by” means, in the context of a license to or ownership of intellectual property, the ability on the part of a Party to grant access to or a license or sublicense of such intellectual property as provided for herein without violating the terms of any agreement or other arrangement between such Party and any Third Party existing at the time such Party would be required hereunder to grant such access or license or sublicense.

Section 1.7“Exclusive Field” shall mean (GLP1-Glucagon)/Oxyntomodulin therapeutics, and variants thereof, including SP-1373 and variants thereof, for any indication.

Section 1.8“Exhibit B Patent Rights” shall mean:

(a)the United States and international patent applications and provisional applications listed on Exhibit B;

(b)any patent applications, domestic or foreign, claiming priority from the provisional applications and/or PCT Applications listed on Exhibit B, and any direct or indirect divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on

Exhibit B and of such patent applications claiming priority from the provisional applications and/or PCT Applications listed on Exhibit B, and the resulting patents; and

(c)any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents including, without limitation, supplementary protection certificates) of the patents described in clauses (a) and (b) above.

Section 1.9“Exhibit C Patent Rights” shall mean:

(a)the United States and international patent applications and provisional applications listed on Exhibit C;

(b)any patent applications, domestic or foreign, claiming priority from the provisional applications and/or PCT Applications listed on Exhibit C, and any direct or indirect divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Exhibit C and of such patent applications claiming priority from the provisional applications and/or PCT Applications listed on Exhibit C, and the resulting patents; and

(c)any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents including, without limitation, supplementary protection certificates) of the patents described in clauses (a) and (b) above.

Section 1.10“Expanded Field” shall mean [***].

Section 1.11“Grant Back Licensed Know-How” shall mean that subset of Licensed Know-How that relates to [***].

Section 1.12“Grant Back Licensed Product” shall mean any product, [***].

Section 1.13“Grant Back Sublicensee” shall mean any sublicensee of the rights granted by Mederis pursuant to Section 3.2(b).

Section 1.14“Know-How” shall mean all commercial, technical, scientific and other know‑how and information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know‑how, including regulatory data, study designs and protocols), and materials, in all cases, whether or not confidential, proprietary, patentable, in written, electronic or any other form now known, but excluding all Patents Rights.

Section 1.15“Licensed Know-How” shall mean [***].

Section 1.16“Licensed Product” shall mean [***].

Section 1.17“Mederis Field” shall mean [***].

Section 1.18“Non-Compete Field” shall mean incretin-based peptide therapeutics for any indication, and variants thereof; indications include, without limitation, liver diseases, kidney diseases, cardiovascular diseases and metabolic based diseases, such as T2D, NAFLD, NASH, liver fibrosis, liver inflammation, hepatic lipotoxicity, and obesity.

Section 1.19“Parties” shall mean Spitfire and Mederis.

Section 1.20“Patent Rights” shall mean the Exhibit B Patent Rights and the Exhibit C Patent Rights.

Section 1.21“Sublicensee” shall mean any non-Affiliate sublicensee of the rights granted by Spitfire pursuant to Section 3.1(d).

Section 1.22“Term” shall mean the Term of this Agreement which shall commence on the Effective Date and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement.

Section 1.23“Territory” shall mean worldwide.

Section 1.24“Third Party” means any entity other than Mederis, Spitfire and their respective Affiliates.

Section 1.25“Valid Patent Claim” shall mean a claim of an issued and unexpired patent or a claim of a pending patent application within the Patent Rights which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent final jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if any holding of invalidity, unenforceability or unpatentability is later reversed by a court or agency with overriding authority, the relevant claim shall be reinstated as a Valid Patent Claim hereunder with respect to sales made after the date of such reversal. Notwithstanding the foregoing provisions, if a claim of a pending patent application has not issued as a claim of an issued patent within [***] years after the date from which claim takes priority, such pending claim shall not be a Valid Patent Claim for purposes of this Agreement, unless and until the patent is issued including such claim.

Article 2

AMENDMENT AND RESTATEMENT

The Parties hereby acknowledge and agree that, effective as of the Effective Date, the Original License Agreement is hereby amended and restated in its entirety as set forth in this Agreement, and the Original License Agreement shall be of no further force or effect from and after the Effective Date; provided, however, that, except as set forth below, nothing in this Agreement shall affect the rights and obligations of the Parties under the Original License Agreement with respect to periods prior to the Effective Date, all of which shall survive in accordance with their terms.  The Parties hereby acknowledge and agree that it was their intent as of the Original Effective Date that the Patent Rights as defined in the Original License Agreement include all of the Exhibit B Patent Rights and Exhibit C Patent Rights.  Further, Mederis hereby, on behalf of itself and (to the extent applicable) its agents, officers, directors, employees, shareholders, representatives, predecessors, successors, assigns, Affiliates, attorneys and insurers and all others claiming by, through or under them, hereby fully, finally, irrevocably, forever releases, relinquishes and discharges Spitfire and its Affiliates from any and all actions and causes of action, claims, liabilities, losses, charges, demands, suits, damages, fees (including attorneys’ fees), expenses, judgments, settlements and compensation, and any and all other claims of any kind, nature, and description whatsoever, known or unknown, foreseen or unforeseen, certain or contingent, and asserted or un-asserted, that it now has or ever had, arising out of, predicated upon or related to Spitfire or its Affiliates exercising rights under the Patent Rights during the period of time commencing on the Original Effective Date and ending on the Effective Date.

Article 3
GRANT OF RIGHTS; NON-COMPETE; ADVERSE EVENT REPORTING; TECHNOLOGY TRANSFER

Section 3.1License Grant.

(a)Subject to the terms and conditions of this Agreement, Mederis hereby grants to Spitfire and its Affiliates a royalty-free, fully paid-up, exclusive (even as to Mederis) license, with the right to sublicense through multiple tiers (as provided in Section 3.1(d)), under the Exhibit B Patent Rights and the Licensed Know-How, to make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import, have imported, export, have exported, exploit and otherwise have exploited Licensed Products in the Exclusive Field in the Territory.

(b)Subject to the terms and conditions of this Agreement, Mederis hereby grants to Spitfire and its Affiliates a royalty-free, fully paid-up, exclusive (even as to Mederis) license, with the right to sublicense through multiple tiers (as provided in Section 3.1(d)), under the Exhibit C Patent Rights and the Licensed Know-How, to make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import, have imported, export, have exported, exploit and otherwise have exploited Licensed Products in the Expanded Field in the Territory.

(c)Mederis acknowledges and agrees that, during the Term, it shall not directly or indirectly grant any licenses or other rights inconsistent with this Section 3.1.

(d)Spitfire shall have the right to grant sublicenses of the rights and licenses granted to Spitfire hereunder through multiple tiers.  Spitfire shall incorporate [***]. Upon termination of this Agreement for any reason, provided that a Sublicensee is not in material breach of its sublicense agreement, Mederis shall grant to such Sublicensee license rights and terms equivalent to the sublicense rights and terms which Spitfire previously granted to such Sublicensee.

Section 3.2Grant Back.

(a)Subject to the terms and conditions of this Agreement (including Article 7), Spitfire hereby grants to Mederis royalty-free, fully paid-up, non-exclusive license, with the rights to sublicense through multiple tiers (as provided in Section 3.2(b)), under the Exhibit C Patent Rights and Grant Back Licensed Know-How, to make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import, have imported, export, have exported, exploit and otherwise have exploited Grant Back Licensed Products in the Mederis Field in the Territory.

(b)[***].

Section 3.3No Additional Rights.  Nothing in this Agreement shall be construed to confer any rights upon Spitfire by implication, estoppel, or otherwise as to any materials or patent rights of Mederis other than the Licensed Know-How or the Patent Rights.

Section 3.4Non-Compete.

(a)[***].

(b)Notwithstanding Section 3.4(a), [***].

Section 3.5Adverse Event Reporting.  Following filing of an IND by Spitfire or its Affiliates or sublicensees for any Licensed Product or by Mederis or its Affiliates and permitted sublicensees for any product covered in whole or in part by Exhibit B patent rights, the Parties shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause their Affiliates and (sub)licensees to, negotiate in good faith and enter into a Safety Data Exchange Agreement, which shall define the pharmacovigilance responsibilities of the relevant entities and include safety data exchange procedures governing the exchange of information affecting the relevant class and products (e.g., serious adverse events, emerging safety issues) to enable each such entity to comply with all of its legal and regulatory obligations related to the relevant products.

Section 3.6Technology Transfer. Promptly following the Effective Date, at Spitfire’s expense, Mederis shall (a) make available, and cause its Third Party service providers, if any, to make available, to Spitfire physical embodiments of the Licensed Products that exist as of the Effective Date, (b) make available to Spitfire all records and data which exist as of the Effective Date or during the period between the Effective Date and the [***] anniversary thereof, in each case, and are Controlled by Mederis and are necessary or useful for Spitfire to exercise the rights granted to Spitfire under this Agreement and (c) make appropriate personnel available to Spitfire to answer questions and provide reasonable assistance to Spitfire.

Article 4
CONSIDERATION

In consideration for the licenses granted to Spitfire under Section 3.1(a) and Section 3.1(b), Spitfire issued to Mederis [***] shares of Spitfire’s Common Stock, par value one-tenth of one cent ($0.001), representing approximately [***] percent ([***]%) of the fully diluted shares of Spitfire’s common stock as of the date of such issuance pursuant to that certain Common Stock Purchase Agreement dated as of December 27, 2012, and which shares have been fully issued as of the Effective Date.  Mederis acknowledges and agrees that the foregoing obligations were satisfied on or about the Original Effective Date and that no other consideration shall be due pursuant to this Article 4 in connection with the rights granted to Spitfire under this Agreement.

Article 5
PATENT PROSECUTION

Section 5.1Responsibility for Patent Rights.

(a)Mederis hereby appoints Spitfire as its agent to prepare, file, prosecute, maintain and defend in all proceedings (e.g., reissues, reexaminations, oppositions, inter parte reviews and interferences) all of the Patent Rights during the Term, at [***] expense.  Except as set forth below, Spitfire shall have the sole and exclusive right to, using legal counsel selected by Spitfire and reasonably acceptable to Mederis, prepare, file, prosecute, maintain and defend the Patent Rights in all fields.

(b)Solely with respect to the Exhibit B Patent Rights, but not with respect to Exhibit C Patent Rights:

(i)Spitfire shall copy Mederis on all patent prosecution documents with respect to Exhibit B Patent Rights and give Mederis reasonable opportunities to advise Mederis on such filing, prosecution and maintenance; and

(ii)if Spitfire decides to abandon any of the Exhibit B Patent Rights or to not [***], Mederis shall have the right to assume management of the patent prosecution thereof, at the expense of [***], and such Patent Rights shall on the going-forward basis be excluded from the license grant under Section 3.1; provided that Spitfire hereby agrees not to abandon any Exhibit B Patent Right prior to the [***]anniversary of the Effective Date. To enable Mederis to assume management of the patent prosecution of any such Exhibit B Patent Right, Spitfire shall give prompt advance written notice to Mederis of its intent to abandon or to not pay any particular patent maintenance fee for such Exhibit B Patent Right, sufficiently in advance to avoid the abandonment thereof.

(c)In the event that Mederis grants a license to a Third Party under any the Exhibit B Patent Rights outside the Exclusive Field, Mederis shall [***], to prosecute and maintain the relevant Exhibit B Patent Rights outside the Exclusive Field.

Section 5.2Patent Extensions and Orange Book Listings.  If elections with respect to obtaining patent term extensions (including, without limitation, any available pediatric extensions) or supplemental protection certificates or their equivalents in any country with respect to the relevant Patent Rights are available, Spitfire shall have the sole and exclusive right to make any such elections based on Licensed Products.  With respect to data exclusivity periods such as those periods listed in the FDA’s Orange Book (including, without limitation, any available pediatric extensions, and all equivalents in any country), Spitfire shall have the sole and exclusive right to seek and maintain all such data exclusivity periods available for the Licensed Products.  With respect to all of the rights and activities identified in this Section 5.2, Mederis hereby appoints Spitfire as its agent for such purposes with the authority to act on Mederis’s behalf with respect to the relevant Patent Rights in a manner consistent with this Agreement.

Article 6
INFRINGEMENT

Section 6.1Notification of Infringement.  Each Party agrees to provide written notice to the other Party promptly after becoming aware of any infringement of the Patent Rights by a Third Party and of any available evidence thereof.

Section 6.2Right to Prosecute Infringement.  Spitfire shall have the sole and exclusive right, but not the obligation, under its own control and at [***] expense, to prosecute any Third Party infringement of the Exhibit B Patent Rights inside the Non-Compete Field or any Third Party infringement of the Exhibit C Patent Rights in the Expanded Field.  Mederis shall have the sole and exclusive right, but not the obligation, under its own control and at [***] expense, to prosecute any Third Party infringement of the Exhibit B Patent Rights outside the

Non-Compete Field. Upon reasonable request by a Party, the other Party shall promptly, [***], join as a Party any infringement action commenced or defended by the requesting Party with respect to the relevant Patent Rights in accordance with this Section 6.2.

Section 6.3Declaratory Judgment Actions.  If a declaratory judgment action is brought naming Mederis or Spitfire or any of Spitfire’s Affiliates or Sublicensees as a defendant and alleging invalidity, unenforceability or non-infringement of any Patent Rights, Spitfire or Mederis, as the case may be, shall promptly notify the other Party in writing and Spitfire shall have the sole and exclusive right, but not the obligation, under its own control and at [***] expense, to take over the sole control of such action at its own expense.

Section 6.4Recovery.  In the event that Spitfire exercises the rights conferred in this Article 6 and recovers any damages or other sums in such action, such damages or other sums recovered shall first be applied to [***].  If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be [***].

Section 6.5Cooperation.  Mederis agrees to cooperate with Spitfire in any action under this Article 6 including, without limitation, joining such action as a party plaintiff if necessary or desirable for initiation or continuation of such action; provided that [***].

Section 6.6Patent Certifications.  Mederis shall notify and provide Spitfire with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a Patent Right pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or any other similar patent certification by a Third Party, and any foreign equivalent thereof.  Such notification and copies shall be provided to Spitfire within [***] business days after Mederis receives such certification.  Spitfire will have the exclusive right, but not the obligation, under its own control and at [***] expense to defend any such action or proceeding described in this Section 6.6 or bring an infringement action with respect to such infringement, or settle any such action or proceeding by sublicense (including, at Spitfire’s sole discretion, granting a sublicense, covenant not to sue or other right with respect to a compound or product in the Expanded Field for Exhibit C Patent Rights or Exclusive Field for Exhibit B Patent Rights).

Article 7
CONFIDENTIALITY

Section 7.1Non-Use and Non-Disclosure of Confidential Information.  Except as expressly provided herein, the Parties agree that during the Term and for a period of [***] years thereafter, with respect to the disclosure of any Confidential Information by one Party to the other hereto pursuant to this Agreement, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes of exercising rights or satisfying obligations under this Agreement such Confidential Information, except to the extent that it can be established by the receiving Party by competent proof that such Confidential Information:

(a)was at the time of disclosure in the public domain;

(b)has come into the public domain after disclosure through no fault of the receiving Party;

(c)was known to the receiving Party prior to disclosure thereof by the disclosing Party;

(d)was lawfully disclosed to the receiving Party by a Third Party which was not under an obligation of confidence to the disclosing Party with respect thereto; or

(e)which the receiving Party can reasonably demonstrate was independently developed by the receiving Party without use of the Licensed Know-How or the Patent Rights.

Notwithstanding the foregoing, neither Section 7.1(c) nor Section 7.1(e) shall apply to relieve Mederis of its obligations under this Article 7 with respect to the Licensed Know-How or the Patent Rights.

Section 7.2Permitted Use and Disclosures.  Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as expressly permitted by this Agreement. A Party and its Affiliates may disclose Confidential Information (including the terms and conditions of this Agreement): (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, provided that such advisors are subject to confidentiality with regard to such information under an agreement or ethical obligation; (b) to a Third Party in connection with (i) a financing (or proposed financing) or an equity investment (or proposed investment) in such Party or its Affiliates, including to its shareholders and prospective shareholders, (ii) a merger, consolidation or similar transaction by such Party or its Affiliates, (iii) the sale of all or substantially all of the assets of such Party or its Affiliates that relate to Licensed Products, (iv) a securitization, (v) to facilitate the sublicensing of any or all of the rights licensed to such Party under this Agreement, or (vi) to facilitate the assignment of any or all of such Party’s rights and obligations under this Agreement (in accordance with Article 9), provided that such Third Party executes a commercially reasonable non-use and non-disclosure agreement with respect to Confidential Information of the other Party; (c) to the United States Securities and Exchange Commission or any other securities exchange or governmental entity, including as required to make an initial or subsequent public offering; or (d) as otherwise required by law or regulation, provided that, in the case of (c) and (d), the disclosing Party shall (x) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (y) if requested by such other Party, seek, or cooperate with such Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available, at such other Party’s expense, and (z) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or protective order.  Mederis may not publish [***] absent Spitfire’s prior written consent, such consent not to be unreasonably withheld. For the avoidance of doubt, other than stating that Spitfire [***], absent Spitfire’s prior written consent, Mederis may not publish information that is specific to [***].

Section 7.3Press Release.  Mederis may not issue a press release regarding the subject matter of this Agreement and/or the relationship of the Parties.  Spitfire may issue press releases regarding the subject matter of this Agreement and/or the relationship of this Parties.

Section 7.4Use of Names.  Neither Party may identify the other Party in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof, or use the name of any staff member, employee, or student of the other Party or any trademark, service mark, trade name, symbol or logo that is associated with the other Party, without the other Party’s prior written consent.  The foregoing notwithstanding, without the consent of Mederis, Spitfire may indicate that [***], and further, Spitfire may comply with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States and state securities laws.

Section 7.5Confidential Terms. Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement to any Third Party without the consent of the other Party.

Article 8
INDEMNIFICATION; REPRESENTATIONS AND WARRANTIES

Section 8.1Indemnification by Spitfire.  Spitfire shall indemnify, defend and hold harmless Mederis, its Affiliates, and each of its and their respective employees, officers, directors and agents (each of the foregoing, a “Mederis Indemnified Party”) from and against any and all liability, loss, damage, cost and expense (including reasonable attorneys’ fees) (collectively, a “Liability”) that a Mederis Indemnified Party may incur, suffer or be required to pay as a result of any Third Party claim, suit or action resulting from or arising in connection with (i) [***], (ii) [***], and (iii) [***]. Notwithstanding the foregoing, Spitfire shall have no obligation under this Agreement to indemnify, defend or hold harmless any Mederis Indemnified Party with respect to any Liabilities that result from the gross negligence or willful misconduct of any Mederis Indemnified Party or that result from Mederis’s breach of its obligations under this Agreement.

Section 8.2Indemnification by Mederis.  Mederis shall indemnify, defend and hold harmless Spitfire, its Affiliates, and each of its and their respective employees, officers, directors and agents (each of the foregoing, a “Spitfire Indemnified Party”) from and against any Liability that a Spitfire Indemnified Party may incur, suffer or be required to pay as a result of any Third Party claim, suit or action resulting from or arising in connection with (i) [***], (ii) [***] or (iii) [***]. Notwithstanding the foregoing, Mederis shall have no obligation under this Agreement to indemnify, defend or hold harmless any Spitfire Indemnified Party with respect to any Liabilities that result from the gross negligence or willful misconduct of any Spitfire Indemnified Party or that result from Spitfire’s breach of its obligations under this Agreement.

Section 8.3Procedures and Settlement.  The obligations of the indemnifying Party under Section 8.1 or Section 8.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified Party becomes aware of such potential Liability.  The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing.  If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.  Notwithstanding the foregoing, the Parties acknowledge and agree that failure of the indemnified Party to promptly notify the indemnifying Party of a potential Liability shall not constitute a waiver of, or result in the loss of, such Party’s right to indemnification under Section 8.1 or Section 8.2, as appropriate, except to the extent that the indemnifying Party’s rights, and/or its ability to defend against such Liability, are materially prejudiced by such failure to notify. No Party may settle a claim or action related to a Liability without the consent of another Party, such consent not to be unreasonably withheld, if such settlement would impose any monetary obligation on such other Party or require such other Party to submit to an injunction or otherwise limit such other Party’s rights under this Agreement.  Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

Section 8.4Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party that as of the Original Effective Date: (a) it is a corporation or limited liability company duly organized and in good standing under the laws of the jurisdiction of its incorporation or formation, and it has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement; (b) it has the full right, power and authority to enter into this Agreement and to grant the rights and licenses granted by it under this Agreement; (c) there are no existing or, to its knowledge, threatened actions, suits or claims pending with respect to the subject matter hereof or its right to enter into and perform its obligations under this Agreement; (d) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (e) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to the general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally; (f) all necessary consents, approvals and authorizations of all regulatory and governmental authorities other persons required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations under this Agreement have been obtained; and (g) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with, or constitute a default under any of its contractual obligations.

Section 8.5Representations and Warranties of Mederis.  Mederis hereby represents and warrants to Spitfire as of the Effective Date that: (a) it solely and exclusively owns the patents and applications included within the Patent Rights; (b) (i) except for [***], the patents and applications listed on Exhibit B and Exhibit C constitute the full list of Patent Rights conceived and/or reduced to practice by [***] and (ii) the patents and patent applications listed on Exhibit B and Exhibit C constitute all patents and patent applications Controlled by Mederis or its Affiliates that are specific to [***]; (c) it has the power and authority to grant the licenses provided for herein to Spitfire, and that it has not earlier granted, or assumed any obligation to grant, any rights in the Patent Rights to any Third Party that would conflict with the nights granted to Spitfire herein; and (d) [***], there is no infringement of the Patent Rights or misappropriation of the Licensed Know-How by any Third Party.

Section 8.6Limitation of Liability.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE VALIDITY OF PATENT RIGHTS, AND NON-INFRINGEMENT.  IN NO EVENT WILL ONE PARTY BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE, OR ANY OTHER CONSEQUENTIAL, INCIDENTAL.  SPECIAL OR PUNITIVE DAMAGES RESULTING FROM THIS AGREEMENT.

Article 9
ASSIGNMENT

Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale of such Party (including, without limitation, through the sale of all or substantially all of the assets of such Party to which the subject matter of this Agreement relates, through sale of a controlling interest in the outstanding shares of such Party, or through any merger, reorganization, consolidation or combination of such Party). This

Agreement shall be binding upon, and inure to the benefit of each Party, its Affiliates, and its permitted successors and assigns.

Article 10
TERMINATION

Section 10.1Voluntary/Termination by Spitfire.  Spitfire have the right to terminate this Agreement, for any reason, upon at least sixty (60) days prior written notice to Mederis.

Section 10.2Termination for Default.

(a)Material Breach.  In the event that either Party commits a material breach of this Agreement, and fails to cure that breach within [***] days after receiving written notice thereof, the other Party may terminate this Agreement immediately by giving written notice.

(b)Termination of Grant Back.  Notwithstanding Section 10.2(a), in the event that Mederis commits a material breach of this Agreement, and fails to cure that breach within [***] days after receiving written notice thereof, Spitfire may terminate Section 3.2, without the requirement that Spitfire also terminate the remainder of this Agreement, immediately by giving written notice to Mederis.

Section 10.3Effect of Expiration or Termination.

(a)Expiration.  Upon the expiration of the Term, the licenses set forth in Section 3.1(a), Section 3.1(b) and Section 3.2(a) shall become perpetual and irrevocable.

(b)Survival.  The following Articles or Sections (as applicable) shall survive the expiration or termination of this Agreement: Article 7, Section 8.6, Section 10.3, Article 11, and Article 12.

(c)Accrued Rights.  Expiration or termination of this Agreement for any reason shall not relieve either Party of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration.

(d)Effect of Termination.  In the event of any termination of this Agreement pursuant to Section 10.1 or Section 10.2(a), all rights and licenses granted to Spitfire hereunder shall immediately terminate.  In the event this Agreement is terminated pursuant to Article 10, Mederis shall be under no obligation to refund any payments or return any consideration furnished by Spitfire under this Agreement, including without limitation reimbursing any patent costs paid by Spitfire during or prior to the term of this Agreement.

Section 10.4Non-Waiver.  The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

Article 11
DISPUTE RESOLUTION

Section 11.1Mandatory Procedures.  The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article 11, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement.  If either Party fails to observe the procedures of this Article 11, as may be modified by their written agreement, the other Party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

Section 11.2Equitable Remedies.  Although the procedures specified in this Article 11 are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either Party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

Section 11.3Dispute Resolution Procedures.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding confidential arbitration in accordance with the [***], and the procedures set forth below.  In the event of any inconsistency between the [***] and the procedures set forth below, the procedures set forth below shall control.  Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

(a)The location of the arbitration shall be in the state of California.  Mederis and Spitfire hereby irrevocably submit to the exclusive jurisdiction and venue of the [***] arbitration panel selected by the Parties and located in San Francisco, California for any dispute regarding this Agreement, and to the exclusive jurisdiction and venue of the federal and state courts located in the Northern District of California for any action or proceeding to enforce an arbitration award or as otherwise provided in this Article, and waive any right to contest or otherwise object to such jurisdiction or venue.

(b)The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters.  Pursuant to the [***], the Parties may subpoena witnesses and documents for presentation at the hearing.

(c)The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded.  No court action shall be maintained seeking punitive damages.  The decision of any two of the three arbitrators appointed shall be binding upon the Parties.  Notwithstanding anything to the contrary in this Agreement, prior to or while an arbitration proceeding is pending, either Party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that Party’s rights hereunder.

(d)Notwithstanding the foregoing, any disputes arising hereunder with respect to the inventorship, validity, enforceability or other aspect of intellectual property rights shall be resolved by a court of competent jurisdiction and not by arbitration.

(e)Except as set forth below and as necessary to obtain or enforce a judgment upon any arbitration award, the Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators.  Notwithstanding the foregoing, the Parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, actual or potential collaborators or corporate partners of Spitfire, actual or potential acquirers of Spitfire, and others who may be directly affected provided that such persons are bound to keep such information confidential.  Additionally, if a Party has stock which is publicly traded, the Party may make such disclosures as are required by applicable securities laws, but shall use commercially reasonably efforts to seek confidential treatment for such disclosure.

Section 11.4Statute of Limitations.  The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Article 11 are pending.  The Parties shall cooperate in taking any actions necessary to achieve this result.

Article 12
MISCELLANEOUS

Section 12.1Taxation.  The Parties are entering into the Assignment Agreement and this Agreement as part of a single integrated transaction and the Parties intend that for income tax purposes no transfer of intellectual property has been made by Spitfire to Mederis, or conversely from Mederis to Spitfire, under either the Assignment Agreement or this Agreement, and the Parties hereby agree to file (or caused to be filed) all required income tax returns and related returns and reports in a manner consistent with such intent and shall maintain such reporting position unless otherwise required by a determination within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

Section 12.2Notice.  Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the Parties:

If to Mederis:

Mederis Diabetes, LLC
Attention:  John Nestor
[***]

[***]

If to Spitfire:

Spitfire Pharma, Inc.
c/o of Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, MD 20878

Attention: Vipin K. Garg, Chief Executive Officer

With a copy, which shall not constitute notice, to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:  Joseph C. Theis, Jr.

All notices under this Agreement shall be deemed effective upon receipt.  A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Article 12.

Section 12.3Governing Law.  This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of California, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

Section 12.4Force Majeure.  No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

Section 12.5Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

Section 12.6Severability.  In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.  If the Parties fail to reach a modified agreement within [***] days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 11.  While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the Parties.

Section 12.7Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

Section 12.8Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

Section 12.9Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

Section 12.10Entire Agreement.  The terms and conditions herein, together with the Agreement and Plan of Merger, constitute the entire agreement between the Parties and shall supersede all previous agreements, either oral or written, between the Parties hereto with respect to the subject matter hereof.  For the avoidance of doubt, the Original License Agreement shall be of no further force or effect from and after the Effective Date; provided, however, that, except as set forth herein, nothing in this Agreement shall affect the rights and obligations of the Parties under the Original License Agreement with respect to periods prior to the Effective Date, all of which shall survive in accordance with their terms.  No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

Section 12.11Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  Each Party acknowledges it is a sophisticated entity or individual familiar with transactions similar to those contemplated by this Agreement and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of such transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives, as of the Effective Date.

MEDERIS DIABETES, LLC By:/s/ John J. Nestor Name:John J. Nestor Title:Managing Member	SPITFIRE PHARMA, INC. By:/s/ Edward F. Schnipper Name:Edward F. Schnipper Title:President

[Signature Page to the Amended and Restated License Agreement between Spitfire and Mederis]

EXHIBIT A

LICENSED KNOW-HOW

All technology related to (GLP1-Glucagon)/Oxyntomodulin therapeutics, [***]

EXHIBIT B

EXHIBIT B PATENT RIGHTS

[***]

EXHIBIT C

EXHIBIT C PATENT RIGHTS

[***]